Exhibit 99.1

NEWS RELEASE

DuPont Announces Commencement of Exchange Offers and Consent

Solicitations for Senior Notes

WILMINGTON, DEL., September 2, 2025 – DuPont de Nemours, Inc. (NYSE: DD) (“DuPont”) announced today the commencement of offers to exchange any and all of its outstanding senior notes of the series listed in the table below (the “Existing Notes”) for new notes to be issued by DuPont (the “New Notes”). As previously disclosed, DuPont has announced that its Board of Directors has decided to pursue a separation of its electronics business, which includes its semiconductor technologies and interconnect solutions businesses, into an independent public company, Qnity Electronics, Inc. (the “Intended Electronics Separation”). The Intended Electronics Separation is targeted for completion on November 1, 2025*. The Exchange Offers and Consent Solicitations (each as defined herein) are being made in connection with the contemplated Intended Electronics Separation. The Intended Electronics Separation is not conditioned upon the completion of any of the Exchange Offers or Consent Solicitations, and none of the Exchange Offers or Consent Solicitations is conditioned upon the completion of the Intended Electronics Separation.

The following table sets forth the Exchange Consideration, Early Participation Payment and Total Consideration for each series of Existing Notes (each as defined herein):

Title of Series of Notes	CUSIP / ISIN No.	Maturity Date	Principal Amount Outstanding	Exchange Consideration(1)	Early Participation Payment(1)	Total Consideration (1)(2)	Principal Amount to be Redeemed in the Event of a Special Mandatory Redemption(3)	Special Mandatory Redemption Spread (bps)(3)
4.725% Notes due 2028	26078J AD2 / US26078JAD28	11/15/2028	$2,250,000,000	$950 principal amount of New 4.725% Notes due 2028	$50 principal amount of New 4.725% Notes due 2028 and $2.50 in cash	$1,000 principal amount of New 4.725% Notes due 2028 and $2.50 in cash	$900,000,000	+25
5.319% Notes due 2038	26078J AE0 / US26078JAE01	11/15/2038	$1,000,000,000	$950 principal amount of New 5.319% Notes due 2038	$50 principal amount of New 5.319% Notes due 2038 and $2.50 in cash	$1,000 principal amount of New 5.319% Notes due 2038 and $2.50 in cash	$400,000,000	+30
5.419% Notes due 2048	26078J AF7 / US26078JAF75	11/15/2048	$2,150,000,000	$950 principal amount of New 5.419% Notes due 2048	$50 principal amount of New 5.419% Notes due 2048 and $2.50 in cash	$1,000 principal amount of New 5.419% Notes due 2048 and $2.50 in cash	$860,000,000	+30

(1)	For each $1,000 principal amount of Existing Notes accepted for exchange.
(2)	Includes Early Participation Payment (as defined herein).
(3)

If the Intended Electronics Separation is completed on or before March 31, 2026, we will be required to redeem the applicable principal amount of each series of New Notes at the Special Mandatory Redemption Price (as defined herein), including the applicable spread, on the Special Mandatory Redemption Date (as defined herein).

Concurrently with the offers to exchange (each, an “Exchange Offer” and, collectively, the “Exchange Offers”) the Existing Notes for New Notes, DuPont is also soliciting consents from eligible holders of each series of Existing Notes (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) to adopt certain proposed amendments to the indenture (the “Existing Indenture”) governing the Existing Notes of such series to eliminate substantially all of the restrictive covenants and amend certain other provisions in the Existing Indenture with respect to each series of Existing Notes (collectively, the “Proposed Amendments”). Subject to the terms and conditions set forth in the Offering Memorandum (as defined herein), if the requisite noteholder consent is received with respect to a series of Existing Notes in accordance with the Existing Indenture, the Existing Indenture will be amended with respect to such series of Existing Notes.

The Exchange Offers and Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement, dated September 2, 2025 (the “Offering Memorandum”), and are conditioned upon certain conditions that may be waived by DuPont. Any waiver of a condition by DuPont with respect to an Exchange Offer will automatically waive such condition with respect to the corresponding Consent Solicitation, as applicable. None of the Exchange Offers or Consent Solicitations is subject to a financing condition, however, the completion of each Exchange Offer is conditioned upon at least 50.1% of the outstanding aggregate principal amount of the applicable series of Existing Notes being validly tendered. Additionally, the Exchange Offers or Consent Solicitations are independent of each other, and DuPont may complete any one or more of the Exchange Offers or Consent Solicitations without completing any of the other Exchange Offers or Consent Solicitations.

Each Exchange Offer will expire at 5:00 p.m., New York City time, on September 30, 2025, unless extended or terminated (such date and time with respect to an Exchange Offer, as may be extended for such Exchange Offer, the “Expiration Date”). To be eligible to receive the applicable Early Participation Payment, eligible holders must validly tender and not have properly withdrawn their Existing Notes at or prior to 5:00 p.m., New York City time, on September 15, 2025, unless extended or terminated (such date and time with respect to an Exchange Offer and Consent Solicitation, as the same may be extended for such Exchange Offer and Consent Solicitation, the “Early Participation Date”). Eligible holders may not deliver consent in the Consent Solicitation without tendering Existing Notes of the applicable series in the applicable Exchange Offer. Tendered Existing Notes may be properly withdrawn at any time before the 5:00 p.m., New York City Time, on September 15, 2025 (the “Withdrawal Deadline”). Validly tendered Existing Notes may not be withdrawn subsequent to the Withdrawal Deadline, subject to limited exceptions. The settlement date for each Exchange Offer and Consent Solicitation will be promptly following the Expiration Date of such Exchange Offer and Consent Solicitation.

For each $1,000 principal amount of Existing Notes validly tendered and not properly withdrawn at or prior to the Early Participation Date, eligible holders will be eligible to receive an early participation payment of $50 principal amount of the New Notes (as defined herein) of the applicable series and $2.50 in cash (the “Early Participation Payment”). In addition, for each $1,000 principal amount of Existing Notes validly tendered and not properly withdrawn prior to the Expiration Date, eligible holders will be eligible to receive $950 principal amount of the New Notes of the applicable series (the “Exchange Consideration”). The total consideration, consisting of (a) $950 principal amount of New Notes of the applicable series issued as Exchange Consideration plus (b) the Early Participation Payment, is herein referred to as the “Total Consideration”.

Each series of New Notes will have the same interest rate, interest payment dates, maturity date and optional redemption provisions as the corresponding series of Existing Notes; provided that the methodology for calculating any make-whole redemption price for the New Notes will reflect the Securities Industry and Financial Markets Association model provisions. No accrued and unpaid interest is payable upon acceptance of any Existing Notes in the Exchange Offers and Consent Solicitations. However, the first interest payment on each series of New Notes will include the accrued and unpaid interest from the applicable Existing Notes tendered in exchange therefor so that a tendering eligible holder will receive the same interest payment it would have received had its Existing Notes not been tendered in the Exchange Offers and Consent Solicitations.

If the Intended Electronics Separation is completed on or before March 31, 2026, DuPont will be required to redeem $900,000,000 principal amount of New 4.725% 2028 Notes, $400,000,000 principal amount of New 5.319% 2038 Notes and $860,000,000 principal amount of New 5.419% 2048 Notes on the Special Mandatory Redemption Date at a redemption price (the “Special Mandatory Redemption Price”) equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest on each series of New Notes discounted to the Special Mandatory Redemption Date (assuming each series of New Notes matured on their applicable par call date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Offering Memorandum) plus (i) 25 basis points in the case of the New 4.725% 2028 Notes and (ii) 30 basis points in the case of the New 5.319% 2038 Notes and the New 5.419% 2048 Notes, less (b) interest accrued to the Special Mandatory Redemption Date, and (2) 100% of the principal amount of each series of New Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, to, but excluding the Special Mandatory Redemption Date. As used in this press release, the “Special Mandatory Redemption Date” means the redemption date set forth in the notice of special mandatory redemption.

In this press release, references to the “Existing Notes” collectively refer to DuPont’s existing 4.725% Notes due 2028, 5.319% Notes due 2038 and 5.419% Notes due 2048. References to “New Notes” collectively refer to DuPont’s new 4.725% Notes due 2028, 5.319% Notes due 2038 and 5.419% Notes due 2048.

Documents relating to the Exchange Offers and Consent Solicitations will only be distributed to eligible holders of Existing Notes who complete and return an eligibility form confirming that they are (a) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (b) a person that is outside the United States and that is (i) not a “U.S. person” within the meaning of Regulation S under the Securities Act and (ii) meets certain other eligibility requirements in their applicable jurisdiction. The complete terms and conditions of the Exchange Offers and Consent Solicitations are described in the Offering Memorandum, a copy of which may be obtained by contacting Global Bondholder Services Corporation, the exchange agent and information agent in connection with the Exchange Offers and Consent Solicitations, at (855) 654-2015 (U.S. toll-free) or (212) 430-3774 (banks and brokers). The eligibility form is available electronically at: https://gbsc-usa.com/eligibility/dupont.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Exchange Offers and Consent Solicitations are being made solely pursuant to the Offering Memorandum and only to such persons and in such jurisdictions as are permitted under applicable law.

The New Notes offered in the Exchange Offers have not been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act or any state or foreign securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

*On January 15, 2025, DuPont announced that it is targeting November 1, 2025 for the completion of the Intended Electronics Separation. The Intended Electronics Separation will not require a shareholder vote and is subject to satisfaction of customary conditions, including final approval by DuPont’s board of directors, receipt of tax opinion from counsel, the completion and effectiveness of the Form 10 registration statement filed with the SEC, applicable regulatory approvals and satisfactory completion of financing.

About DuPont

DuPont (NYSE: DD) is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. DuPont’s employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety.

DuPont™, the DuPont Oval Logo and all trademarks and service marks denoted with ™, SM or ® are owned by affiliates of DuPont de Nemours, Inc. unless otherwise noted.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this press release may be considered forward-looking statements, such as statements regarding the Intended Electronics Separation and the expected timing of completion of the Exchange Offers and receipt of requisite consents in the Consent Solicitations. Forward-looking statements often contain words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, “see”, “will”, “would”, “target”, “outlook”, “stabilization”, “confident”, “preliminary”, “initial” and similar expressions and variations or negatives of these words. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which are beyond DuPont’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements. Additional information concerning the risks, uncertainties and assumptions can be found in DuPont’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2024, subsequent quarterly reports on Form 10-Q and other filings. Forward-looking statements are not guarantees of future results. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Investor Contacts

Ann Giancristoforo

+1 989-294-5890

Ann.giancristoforo@dupont.com

Media

Dan Turner

+1 302-299-7628

Daniel.a.turner@dupont.com